Exhibit 99.1

FOR IMMEDIATE RELEASE

Company Contact:	Media Contact:	Investor Contact:	Investor Contact:
Ev Graham	David Schull	Rhonda Chiger	John Baldissera
TorreyPines Therapeutics, Inc.	Russo Partners, LLC	Rx Communications	BPC Financial
858-623-5665, x118	212-845-4271	917-322-2569	Marketing
egraham@torreypinestherapeutics.com	david.schull@russopartnersllc.com	rchiger@rxir.com	800-368-1217

TorreyPines Therapeutics Announces Strategic Plan with Focus on Clinical Development
Activities to Maximize Value of Versatile Lead Compounds

- Plan Also Calls for Expansion of Business Development, Streamlining of Operations -

-Company to Host Conference Call/Webcast at 11 a.m. EST Today -

LA JOLLA, CA, February 14, 2008 – TorreyPines Therapeutics, Inc. (NASDAQ: TPTX) today announced a strategic plan for 2008 with a focus on clinical development activities to maximize the value of the company’s versatile lead compounds: AMPA/kainate receptor antagonists tezampanel and NGX426 and muscarinic agonist NGX267. The plan also calls for the expansion of business development initiatives to evaluate partnership opportunities across the company’s product pipeline and the streamlining of operations through an expense-reduction program.

Specifically, the company intends to:

Maximize Value of Versatile Lead Compounds

AMPA/kainate receptor antagonists

•                  Conduct a Clinical Guidance meeting with the U.S. Food and Drug Administration (FDA) in the first half of the year to discuss the efficacy results from the recently completed Phase II clinical trial of tezampanel in acute migraine headache. As reported last October, tezampanel met its primary endpoint of headache pain relief in a double-blind, placebo-controlled, Phase IIb trial in 306 patients with acute migraine. Depending on the outcome of the meeting, the company intends to conduct an end-of-Phase II meeting with the FDA in the second half of 2008.

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•                  Initiate a Phase II trial of tezampanel in muscle spasticity and rigidity secondary to spinal cord trauma in the second half of the year. This trial will be the company’s first for tezampanel in a non-pain indication and is intended to demonstrate the potential utility of tezampanel for indications beyond migraine and chronic pain.

•                  Complete the ongoing Phase I maximum tolerated dose trial of NGX426, the oral prodrug of tezampanel, in the first half of the year.

•                  Initiate a Phase I single-dose trial of NGX426 in a capsaicin model for neuropathic pain in the first half of the year. The purpose of this trial is to show that tezampanel may be an effective analgesic when administered orally as NGX426.  Tezampanel has been shown in six Phase II trials to be an effective analgesic when administered parentally.

•                  Initiate a Phase I multiple dose trial of NGX426 in the second half of the year.

Muscarinic agonist

•                  Initiate a Phase II trial of NGX267 in xerostomia, or dry mouth, secondary to Sjogren’s syndrome in the first half of the year. The company has demonstrated the safety of single and multiple doses of NGX267 in three Phase I trials involving healthy volunteers. In two of these studies, statistically significant increases in salivary flow were demonstrated.

Expand Business Development Initiatives Across Pipeline

The company will evaluate partnership opportunities for tezampanel and NGX426 as treatments for migraine headache and other chronic pain and non-pain indications. This will be in addition to the company’s current partnering activities involving its gamma-secretase modulator (GSM) program, phenserine, Posiphen™ and bisnorcymserine.

Streamline Operations

With the more focused development and discovery activities and the February 28, 2008, conclusion of the discovery-phase GSM collaboration with Eisai Co., Ltd., the company will streamline operations by reducing its work force.  In addition, Neil Kurtz, M.D., the company’s President and Chief Executive Officer, will assume oversight of all clinical development programs. Michael Murphy, who has served as Chief Medical Officer, will leave the company at the end of the month to pursue other interests.

“Our 2008 strategic plan builds on the clinical successes of our lead compounds and our on-going genetics collaboration with Eisai while enabling us to be opportunistic and fiscally prudent,” said Dr. Kurtz. “Our goal is to exploit the versatility of our product candidates by moving them forward strategically through at least proof-of-concept, while being aggressive in our pursuit of corporate partnerships.”

Conference Call/Webcast Information

TorreyPines Therapeutics will host a conference call and Webcast at 11 a.m. EST today. The audio Webcast can be accessed at www.torreypinestherapeutics.com. To participate in this call, dial 785-830-7975 and enter the passcode 1575547. For a limited period following the call, a replay will be available beginning at 2 p.m. EST. The replay can be accessed by calling 719-457-0820 and entering passcode 1575547.

About TorreyPines Therapeutics

TorreyPines Therapeutics, Inc. is a clinical-stage biopharmaceutical company committed to the discovery, development and commercialization of small molecules. The company is developing versatile product candidates, each potentially capable of treating a number of different diseases and disorders, including chronic pain, muscle spasticity and rigidity, cognitive disorders and xerostomia, or dry mouth. Further information is available at www.torreypinestherapeutics.com

This press release contains forward-looking statements or predictions, including statements regarding the company’s strategic plan for 2008, the company’s goal of developing versatile product candidates capable of treating a number of diseases and disorders, the potential for tezampanel as a treatment for migraine and other chronic pain indications, and as a treatment for muscle spasticity and rigidity, the potential for NGX426 as a treatment for migraine and for neuropathic pain, the potential of NGX267 as a treatment for xerostomia, the potential timing and scope of clinical trials of tezampanel, NGX426 and NGX267, the company’s evaluation of partnership opportunities, and plans for expense reduction. Such statements are subject to numerous risks, and uncertainties that may cause actual events or results to differ materially from the company’s current expectations. Statements regarding TorreyPines Therapeutics’ product candidates are subject to risks and uncertainties regarding development, regulatory approval and commercialization, including whether the results of completed trials of tezampanel, NGX426 and NGX267 are predictive of results in subsequent trials of such drugs candidates; whether further testing of tezampanel, NGX426 and NGX267 will result in data sufficient to support regulatory approval; whether the company will be able to develop and obtain regulatory approval of its drug candidates for treatment of multiple diseases and disorders; whether AMPA/kainate antagonists will prove to be safe and effective treatments for migraine and other pain and non-pain conditions; whether any preclinical studies or clinical trials, either ongoing or conducted in the future, will prove successful, and if successful, whether the results can be replicated; whether safety and efficacy profiles of any of its drug candidates will be established, or if established, will remain the same, be better or worse in future clinical trials, if any; whether pre-clinical results will be substantiated by ongoing or future clinical trials, if any, or whether any of its drug candidates will be able to improve the signs or symptoms of their respective clinical indication; whether any of its drug candidates will support a filing for marketing approval, will be approved by applicable regulatory authorities, or if approved, will prove competitive in the market; and whether the necessary financing to support its drug development programs will be available. Actual results may differ materially from the above forward-looking statements due to a number of other important factors, such as whether execution of the strategic plan for 2008 will result in maximizing the value of the company’s lead compounds, whether the company will identify and enter into a strategic alliance with regard to any of the company’s programs, and whether the company’s reduction in headcount will have a significant impact on overall expenses of the company. These and other risks which may impact management’s expectations are described in greater detail in the TorreyPines Therapeutics annual report on Form 10-K for the year ended Dec. 31, 2006, as well as TorreyPines Therapeutics’ subsequent filings with the Securities and Exchange Commission. TorreyPines Therapeutics undertakes no obligation to publicly release the result of any revisions to such forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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